 EXHIBIT 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Clearfield, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $.01 per share	Rule 457(c) and Rule 457(h)	1,461,461	$60.17	$87,936,108	0.00011020	$9,690.56
					Total Offering Amount:		$9,690.56
					Total Fee Offsets:		-
					Net Fee Due:		$9,690.56

(1)       Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 shall also cover any additional shares of the common stock of Clearfield, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)       As described in the Explanatory Note to this Registration Statement, represents 600,000 shares that were authorized for issuance under the Registrant’s 2022 Stock Compensation Plan (the “New Shares”) by approval of the Registrant’s shareholders on February 23, 2023; 547,206 shares remaining for grant and delivery under the Clearfield, Inc. 2007 Stock Compensation Plan, as amended (the “Prior Plan”) (the “Prior Plan Shares”); and 314,255 shares of Common Stock subject to the forfeited, canceled, or terminated portion of awards under the Prior Plan (the “Carryover Shares”).

(3)       Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the common stock on February 21, 2023, as reported on The Nasdaq Stock Market.